Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate & KLA Services Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com

KLA Corporation Reports Fiscal 2024 Second Quarter Results

•Total revenues were $2.49 billion, above the midpoint of the guidance range of $2.45 billion +/- $125 million;
•GAAP diluted EPS attributable to KLA was $4.28. Non-GAAP diluted EPS attributable to KLA was $6.16, near the upper end of the guidance range. GAAP EPS was impacted by a $219.0 million impairment charge for goodwill and purchased intangible assets, or $1.59 per diluted share.
•Cash flow from operating activities for the quarter and last twelve months were $622.2 million and $3.48 billion, respectively, and free cash flow was $545.4 million and $3.17 billion, respectively; and
•Capital returns for the quarter and last twelve months were $634.7 million and $2.50 billion, respectively.
MILPITAS, Calif., January 25, 2024 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its second quarter of fiscal year 2024, which ended on December 31, 2023, and reported GAAP net income of $582.5 million and GAAP earnings per diluted share of $4.28 on revenue of $2.49 billion.

“KLA’s December quarter results were ahead of our expectations and capped a solid year that included strong relative margins and free cash flow growth despite a persistently soft market,” said Rick Wallace, president and CEO, KLA Corporation. “While market conditions remain challenging in the near-term, with limited visibility regarding the timing of a resumption in sustainable demand, we believe our business has stabilized around current revenue levels. As we look forward, we are encouraged by the improvement in our customers' businesses across multiple markets and continue to prioritize supporting our customers, executing on our product roadmaps and preparing for growth.”

GAAP Results
	Q2 FY 2024	Q1 FY 2024	Q2 FY 2023
Total Revenue	$2,487 million	$2,397 million	$2,984 million
Net Income Attributable to KLA	$583 million	$741 million	$979 million
Net Income per Diluted Share Attributable to KLA	$4.28	$5.41	$6.89

Non-GAAP Results
	Q2 FY 2024	Q1 FY 2024	Q2 FY 2023
Net Income Attributable to KLA	$839 million	$786 million	$1,048 million
Net Income per Diluted Share Attributable to KLA	$6.16	$5.74	$7.38
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2024 second quarter, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Third Quarter Fiscal 2024 Guidance
The following details our guidance for the third quarter of fiscal 2024 ending in March:
•Total revenues is expected to be in a range of $2.30 billion +/- $125 million
•GAAP gross margin is expected to be in a range of 59.4% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 61.5% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $4.93 +/- $0.60
•Non-GAAP diluted EPS is expected to be in a range of $5.26 +/- $0.60

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending March 31, 2024, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to ESG matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG target, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, and the war between Israel and Hamas, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for R&D is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; and risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2023, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,665,054	$1,927,865
Marketable securities	1,677,940	1,315,294
Accounts receivable, net	1,843,878	1,753,361
Inventories	3,038,628	2,876,784
Other current assets	523,221	498,728
Total current assets	8,748,721	8,372,032
Land, property and equipment, net	1,088,824	1,031,841
Goodwill, net	2,086,204	2,278,820
Deferred income taxes	902,163	816,899
Purchased intangible assets, net	786,233	935,303
Other non-current assets	668,356	637,462
Total assets	$14,280,501	$14,072,357
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$376,671	$371,026
Deferred system revenue	884,027	651,720
Deferred service revenue	446,243	416,606
Current portion of long-term debt	749,842	—
Other current liabilities	2,114,214	2,303,490
Total current liabilities	4,570,997	3,742,842
Long-term debt	5,142,884	5,890,736
Deferred tax liabilities	493,968	529,287
Deferred service revenue	221,768	176,681
Other non-current liabilities	807,173	813,058
Total liabilities	11,236,790	11,152,604
Stockholders’ equity:
Common stock and capital in excess of par value	2,154,509	2,107,663
Retained earnings	921,466	848,431
Accumulated other comprehensive loss	(32,264)	(36,341)
Total stockholders’ equity	3,043,711	2,919,753
Total liabilities and stockholders’ equity	$14,280,501	$14,072,357

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share amounts)	2023	2022	2023	2022
Revenues:
Product	$1,921,809	$2,463,408	$3,758,473	$4,659,017
Service	564,917	520,479	1,125,209	1,049,294
Total revenues	2,486,726	2,983,887	4,883,682	5,708,311
Costs and expenses:
Costs of revenues	976,746	1,208,786	1,923,637	2,250,012
Research and development	320,418	332,826	631,632	651,341
Selling, general and administrative	237,244	243,096	476,889	497,076
Impairment of goodwill and purchased intangible assets	219,000	—	219,000	—
Interest expense	74,202	74,280	148,436	148,675
Loss on extinguishment of debt	—	—	—	13,286
Other expense (income), net	(32,154)	(18,074)	(58,893)	(65,080)
Income before income taxes	691,270	1,142,973	1,542,981	2,213,001
Provision for income taxes	108,736	164,178	219,072	208,141
Net income	582,534	978,795	1,323,909	2,004,860
Less: Net income attributable to non-controlling interest	—	—	—	74
Net income attributable to KLA	$582,534	$978,795	$1,323,909	$2,004,786
Net income per share attributable to KLA
Basic	$4.30	$6.93	$9.74	$14.16
Diluted	$4.28	$6.89	$9.69	$14.09
Weighted-average number of shares:
Basic	135,539	141,299	135,976	141,564
Diluted	136,254	141,966	136,684	142,268

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended December 31,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income	$582,534	$978,795
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill and purchased intangible assets	219,000	—
Depreciation and amortization	99,063	103,508
Unrealized foreign exchange (gain) loss and other	(34,346)	(20,679)
Asset impairment charges	—	749
Stock-based compensation expense	48,620	38,405
Deferred income taxes	(65,158)	(98,890)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(160,265)	(440,647)
Inventories	(21,189)	(127,647)
Other assets	(104,872)	(15,091)
Accounts payable	2,692	44,317
Deferred system revenue	218,250	95,079
Deferred service revenue	68,821	42,630
Other liabilities	(230,908)	87,761
Net cash provided by operating activities	622,242	688,290
Cash flows from investing activities:
Proceeds from sale of assets	5,079	—
Capital expenditures	(76,801)	(93,642)
Purchases of available-for-sale securities	(451,800)	(301,372)
Proceeds from sale of available-for-sale securities	7,252	10,147
Proceeds from maturity of available-for-sale securities	427,128	141,926
Purchases of trading securities	(16,049)	(18,071)
Proceeds from sale of trading securities	16,715	19,607
Net cash used in investing activities	(88,476)	(241,405)
Cash flows from financing activities:
Repayment of debt	—	(200,000)
Common stock repurchases	(437,817)	(355,007)
Payment of dividends to stockholders	(196,859)	(184,208)
Issuance of common stock	48,433	33,793
Tax withholding payments related to vested and released restricted stock units	(3,005)	(2,598)
Contingent consideration payable and other, net	(1,676)	(2,500)
Net cash used in financing activities	(590,924)	(710,520)
Effect of exchange rate changes on cash and cash equivalents	10,642	15,832
Net decrease in cash and cash equivalents	(46,516)	(247,803)
Cash and cash equivalents at beginning of period	1,711,570	1,819,280
Cash and cash equivalents at end of period	$1,665,054	$1,571,477
Supplemental cash flow disclosures:
Income taxes paid, net	$506,046	$293,403
Interest paid	$24,818	$29,635
Non-cash activities:
Contingent consideration payable - financing activities	$155	$(1,919)
Dividends payable - financing activities	$2,132	$1,999
Unsettled common stock repurchase - financing activities	$10,999	$15,975
Accrued purchase of land, property and equipment - investing activities	$18,312	$30,590

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2023	2022	2023	2022
Revenues:
Semiconductor Process Control	$2,194,079	$2,657,395	$4,329,557	$5,055,154
Specialty Semiconductor Process	150,065	158,085	276,784	285,952
PCB, Display and Component Inspection	143,032	169,959	279,075	370,704
Total revenues for reportable segments	2,487,176	2,985,439	4,885,416	5,711,810
Corporate allocations and effects of changes in foreign currency exchange rates	(450)	(1,552)	(1,734)	(3,499)
Total revenues	$2,486,726	$2,983,887	$4,883,682	$5,708,311

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Six Months Ended
(In thousands, except per share amounts)		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income attributable to KLA		$582,534	$741,375	$978,795	$1,323,909	$2,004,786
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	59,307	63,244	66,689	122,551	141,949
Restructuring, severance and other charges	b	1,270	—	—	1,270	(5,189)
Impairment of goodwill and purchased intangible assets	c	219,000	—	—	219,000	—
Loss on extinguishment of debt	d	—	—	—	—	13,286
Income tax effect of non-GAAP adjustments	e	(22,806)	(20,399)	(19,293)	(43,205)	(46,575)
Discrete tax items	f	(103)	2,255	21,511	2,152	(53,965)
Non-GAAP net income attributable to KLA		$839,202	$786,475	$1,047,702	$1,625,677	$2,054,292
GAAP net income per diluted share attributable to KLA		$4.28	$5.41	$6.89	$9.69	$14.09
Non-GAAP net income per diluted share attributable to KLA		$6.16	$5.74	$7.38	$11.89	$14.44
Shares used in diluted net income per share calculation		136,254	137,104	141,966	136,684	142,268

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Goodwill and Purchased Intangible Asset Impairment	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended December 31, 2023
Costs of revenues	$46,078	$467	$—	$46,545
Research and development	—	417	—	417
Selling, general and administrative	13,229	386	—	13,615
Impairment of goodwill and purchased intangible assets	—	—	219,000	219,000
Total in three months ended December 31, 2023	$59,307	$1,270	$219,000	$279,577
Three Months Ended September 30, 2023
Costs of revenues	$46,078	$—	$—	$46,078
Selling, general and administrative	17,166	—	—	17,166
Total in three months ended September 30, 2023	$63,244	$—	$—	$63,244
Three Months Ended December 31, 2022
Costs of revenues	$45,437	$—	$—	$45,437
Research and development	748	—	—	748
Selling, general and administrative	20,504	—	—	20,504
Total in three months ended December 31, 2022	$66,689	$—	$—	$66,689

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$622,242	$688,290	$3,475,952	$3,337,942
Capital expenditures	(76,801)	(93,642)	(308,443)	(351,458)
Free cash flow	$545,441	$594,648	$3,167,509	$2,986,484

Capital Returns Calculation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2023	2022	2023	2022
Payments of dividends to stockholders	$196,859	$184,208	$738,730	$688,770
Common stock repurchases	437,817	355,007	1,760,240	3,583,108
Forward contract for accelerated share repurchases	—	—	—	900,000
Capital returns	$634,676	$539,215	$2,498,970	$5,171,878

Third Quarter Fiscal 2024 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending March 31, 2024
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$4.33	$5.53
Acquisition-related charges	a	0.42	0.42
Restructuring, severance and other charges	b	0.06	0.06
Income tax effect of non-GAAP adjustments	e	(0.15)	(0.15)
Non-GAAP net income per diluted share		$4.66	$5.86
Shares used in net income per diluted share calculation		135.6	135.6

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending March 31, 2024
		Low	High
GAAP gross margin		58.4%	60.4%
Acquisition-related charges	a	1.9%	1.9%
Restructuring, severance and other charges	b	0.2%	0.2%
Non-GAAP gross margin		60.5%	62.5%

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets, transaction costs associated with our acquisitions and dispositions, as well as intangible asset impairment charges. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, gains and losses from exiting non-core businesses and adjustments related to non-controlling interest. Restructuring, severance and other charges in the six months ended December 31, 2022 included a gain on the sale of Orbograph, Ltd. (“Orbograph”), which was sold in the first quarter of fiscal 2023, partially offset by certain transaction bonuses triggered by the sale of Orbograph.

c.Impairment of goodwill and purchased intangible assets included non-cash expense recognized as a result of the company's testing for goodwill impairment and long-lived asset impairment performed in the three months ended December 31, 2023. The impairment charge resulted from the downward revision of financial outlook for the PCB and Display reporting units. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Loss on extinguishment of debt included a pre-tax loss on early extinguishment of the $500 million 4.650% Senior Notes due in November 2024.
e.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
f.Discrete tax items in the three and six months ended December 31, 2023 included a one-time tax benefit resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in all periods presented included a tax impact relating to the amortization of the aforementioned tax benefit or similar tax benefits recorded in other periods. Discrete tax items in the three months ended December 31, 2022 included a tax expense of $19.8 million from an internal restructuring. Discrete tax items in the three months ended September 30, 2022 also included an adjustment of the net benefit of the Orbotech Ltd. 2012 to 2018 Israel tax audit settlement, for which the net benefit includes the liability on the audit settlement less reductions in unrecognized tax positions and deferred tax assets and liabilities, as well as a tax impact from the sale of Orbograph.